Exhibit 10.7

SWAP TRANSACTION CONFIRMATION

Date:	June 28, 2007

To:	Capital One Prime Auto Receivables 2007-1 Trust (“Counterparty”)
c/o Wilmington Trust Company, as Owner Trustee
1100 North Market Street
Wilmington, DE 19890-0001
Attention: Jeanne Oller
	Telephone:	(302) 636-6188
	Facsimile:	(302) 636-4140

With a copy to:
Capital One Auto Finance, Inc.
1680 Capital One Drive
McLean, Virginia 22102
Attention: Director of Securitization
	Telephone:	(703) 720-1000
	Facsimile:	(703) 720-2121

From:	Merrill Lynch Capital Services, Inc. (“Merrill Lynch”)

External ID:	07DL17503

Dear Sir:

The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1. The definitions and provisions contained in (i) the 2000 ISDA Definitions (the “ISDA Definitions”), as published by the International Swaps and Derivatives Association, Inc., and (ii) the Indenture dated as of June 28, 2007 (the “Indenture”) between Counterparty and Deutsche Bank Trust Company Americas, as Indenture Trustee relating to the issuance by Counterparty of certain debt obligations, are incorporated into this Confirmation. In the event of any inconsistency between the ISDA Definitions and this Confirmation, this Confirmation will govern. In the event of any inconsistency between the ISDA Definitions and the Indenture, the Indenture will govern. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for purposes of the ISDA Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Indenture.

Trust Swap Confirmation
Class A-4 Notes

2. The terms of the particular Transaction to which the Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap

Currency for Payments:	U.S. Dollars

Notional Amount:	For the initial Calculation Period, the Notional Amount shall be equal to USD 283,090,000. For each subsequent Calculation Period, the Notional Amount shall be equal to the Note Balance of the Class A-4 Notes on the first day of such Calculation Period. With respect to any Payment Date, the Note Balance of the Class A-4 Notes will be determined using the Servicer’s Certificate for the related Determination Date (giving effect to any reductions of the Note Balance of the Class A-4 Notes reflected in such Servicer’s Certificate).

Calculation Periods:	For each Payment Date, the period from and including the immediately preceding Payment Date to, but excluding, such Payment Date (without regard to any Business Day adjustment in respect of Payment Dates, in the case of Fixed Rate Calculation Periods), during the Term of this Transaction, except that (a) the initial Calculation Period will commence on, and include, the Effective Date, and (b) the final Calculation Period will end on, but exclude, the Termination Date (without regard to any Business Day adjustment in the case of the final Fixed Rate Calculation Period).

Term:

Trade Date:	June 28, 2007
Effective Date:	June 28, 2007
Termination Date:	The earlier of (i) the December 2012 Payment Date and (ii) the date on which the Note Balance of the Class A-4 Notes is reduced to zero.

Fixed Amounts:

Fixed Rate Payer:	Counterparty
Period End Dates:	Monthly on the 15th of each month, commencing August 15, 2007, through and including the Termination Date; No adjustment.
Payment Dates:	Monthly on the 15th of each month, commencing August 15, 2007, through and including the Termination Date.

Business Day Convention:	Following

Business Day:	New York

Fixed Rate:	5.536%

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Fixed Rate Day Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	Merrill Lynch
Period End Dates:	Monthly on the 15th of each month, commencing August 15, 2007, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Payment Dates:	Monthly on the 15th of each month, commencing August 15, 2007, through and including the Termination Date.
Business Day Convention:	Following
Business Day:	New York

Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	1 Month, except in respect of the initial Calculation Period in respect of which Linear Interpolation shall apply based upon a Designated Maturity of 1 month and a Designated Maturity of 2 months.

Spread:	Plus 0 basis points.

Floating Rate Day Count
Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable

Payments of Floating
Amounts:	Merrill Lynch agrees that it will use commercially reasonable efforts to make any Floating Amount payments by 12:00 pm (New York City time) on any relevant Floating Amount Payment Date, provided, however, Counterparty agrees that any failure by Merrill Lynch to make any such payment by 12:00 pm (New York City time) on any relevant Floating Amount Payment Date shall not constitute an Event of Default under the Agreement unless and until Merrill Lynch fails to make such payment and such failure constitutes an Event of Default under the Agreement.

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Class A-4 Notes

3. The additional provisions of this Confirmation are as follows:

Calculation Agent:	Merrill Lynch

Payments to Merrill Lynch:	Deutsche Bank Trust Company Americas, New York, NY: 021001033 FAO: Merrill Lynch Capital Services, Inc., New York, NY Acct: 00-811-874

Payments to Counterparty:	Deutsche Bank Trust Company Americas ABA: 021-001-033 A/C: 01419647-CTAS Ref: CTOL 59965 COLL ACCOUNT Attn: Jhasmin Khan

4. Documentation

This Confirmation supplements, forms a part of, and is subject to, the 1992 ISDA Master Agreement dated as of June 28, 2007 (including the Schedule thereto) as amended and supplemented from time to time (the “Agreement”) between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified herein. Unless otherwise provided in the Agreement, this Confirmation is governed by the laws of the State of New York.

5. Calculation of Market Quotation or Loss following a designation of an Early Termination Date:

Upon designation of an Early Termination Date with respect to this Transaction, the relevant party in calculating the Market Quotation or Loss, as appropriate, for this Transaction shall take into account the anticipated amortization of the Note Balance of the Class A-4 Notes for all Calculation Periods that would otherwise have ended on Payment Dates that would otherwise have fallen after such Early Termination Date.

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Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

Very truly yours,

MERRILL LYNCH CAPITAL SERVICES, INC.

By:	/s/ Alexey Edwards
Name:	Alexey Edwards
Title:	Authorized Signatory

Accepted and confirmed as of the date first above written:

CAPITAL ONE PRIME AUTO RECEIVABLES TRUST 2007-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee

By:	/s/ J. Christopher Murphy
Name:	J. Christopher Murphy
Title:	Financial Services Officer

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Class A-4 Notes